THIS AMENDMENT AGREEMENT is made as of the 20th day of April, 2006,

BETWEEN:

ECLIPS INC., a company validly incorporated under the laws of Ontario and having its head office at 75 First Street, Suite 260 Orangeville, ON L9W 5B6

(“Eclips”)

AND:

RESOURCE FINANCE & INVESTMENT LTD., VICTOR ERICKSON, and ANDRE AUDET

(the “Principal Vendors”)

AND:

CADILLAC WEST EXPLORATIONS INC., a company validly subsisting under the laws of British Columbia and having its registered offices at 1750 - 1185 W. Georgia St., Vancouver, BC V6E 4E6

(“CWE”)

WHEREAS:

A.                          The parties entered into a Share Exchange Agreement dated January 31, 2006, pursuant to which Eclips agreed to acquire all of the issued and outstanding shares of CWE;

B.                          The Share Exchange Agreement contained conditions precedent providing that the transactions contemplated thereby be completed on or before April 30, 2006;

C.                          The parties wish to extend the time for completion of the Share Exchange Agreement to May 31, 2006;

NOW THEREFORE WITNESSETH that in consideration of the premises and of the mutual covenants and agreements set forth herein, the parties hereto covenant and agree as follows:

Extension of Time

1.                           The Share Exchange Agreement is amended by changing the date “April 30, 2006”, wherever such date appears in Article 7 of the Share Exchange Agreement, to “May 31, 2006”.

Confirmation of Share Exchange Agreement

2.	In all other respects, the Share Exchange Agreement is confirmed.

Fax and Counterpart Execution

3.	This Agreement can be executed by facsimile and in counterpart.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first above written.

ECLIPS INC.

Per:

________________________________

Authorized Signatory

CADILLAC WEST EXPLORATIONS INC.

Per:

________________________________

Authorized Signatory

RESOURCE FINANCE & INVESTMENT LTD.

Per:

________________________________

Authorized Signatory

________________________________

Victor Erickson

________________________________

Andre Audet